                                                                                                            CONFIDENTIAL TREATMENT

                                                                                                     THE CINCINNATI GAS & ELECTRIC COMPANY
                                                                                                       CONSOLIDATING STATEMENT OF INCOME
                                                                                                     FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                            (dollars in thousands)

                                                                                       KO                                                                                Tri-State                          Consolidated
                                        The Cincinnati Gas   The Lawrenceburg     Transmission       Miami Power    The Union Light, Heat   The West Harrison Gas &     Improvement                      The Cincinnati Gas &
                                        & Electric Company      Gas Company          Company            Corp.          & Power Company          Electric Company          Company        Eliminations       Electric Company
                                        ---------------------- ----------------- ---------------- ---------------- ----------------------  -------------------------   ---------------  ---------------  ------------------------

OPERATING REVENUES
   Electric
       Non-affiliated companies              $2,397,728               $-                 $-                $-               $221,122                   $549                   $-                 $-              $2,619,399
       Affiliated companies                     273,989                -                  -                18                  4,479                      -                    -           (159,110)                119,376
   Gas
       Non-affiliated companies                 390,739            7,984                382                 -                 90,403                      -                    -                  -                 489,508
       Affiliated companies                       2,187                -              1,083                 -                  1,547                      -                    -             (3,353)                  1,464
                                            -----------           ------              -----             -----                  -----                  -----                -----             ------                   -----
                                              3,064,643            7,984              1,465                18                317,551                    549                    -           (162,463)              3,229,747

OPERATING EXPENSES
   Fuel used in electric production             343,703                -                  -                 -                      -                      -                    -                  -                 343,703
   Gas purchased
       Non-affiliated companies                 209,754            5,373                  -                 -                 51,212                      -                    -                  -                 266,339
       Affiliated companies                       2,069                -                  -                 -                    379                      -                    -             (2,448)                      -
   Purchased and exchanged power
       Non-affiliated companies               1,115,614                -                  -                 -                  1,760                      1                    -                  -               1,117,375
       Affiliated companies                      93,881                -                  -                 -                158,155                    333                    -           (158,488)                 93,881
   Operation and maintenance                    421,203            1,281                818                 4                 40,699                     49                   74             (1,527)                462,601
   Depreciation and amortization                193,403              499                315                 1                 15,685                     19                    -                  -                 209,922
   Taxes other than income taxes                204,070              307                 28                 -                  3,938                      9                   33                  -                 208,385
                                             ----------              ---                 --             -----                  -----                   ----               ------            -------                 -------
                                              2,583,697            7,460              1,161                 5                271,828                    411                  107           (162,463)              2,702,206

OPERATING INCOME (LOSS)                         480,946              524                304                13                 45,723                    138                 (107)                 -                 527,541

EQUITY IN EARNINGS OF SUBSIDIARIES               25,764                -                  -                 -                      -                      -                    -            (25,764)                      -
MISCELLANEOUS - NET                              (1,307)              51                  -                 -                   (982)                     -                2,027             (1,908)                 (2,119)

INTEREST                                         93,999              123                  -                 -                  6,308                      -                  682             (1,908)                 99,204
                                             ----------              ---             ------             -----                  -----                   ----                  ---             ------                  ------

INCOME (LOSS) BEFORE TAXES                      411,404              452                304                13                 38,433                    138                1,238            (25,764)                426,218

INCOME TAXES                                    144,584              136                108                 4                 13,801                     51                  665                 49                 159,398
                                             ----------              ---                ---                 -                 ------                     --                  ---          ---------                 -------

NET INCOME (LOSS)                              $266,820             $316               $196                $9                $24,632                    $87                 $573           $(25,813)               $266,820

PREFERRED DIVIDEND REQUIREMENT                      847                -                  -                 -                      -                      -                    -                  -                     847
                                             ----------           ------              -----               ---               --------                   ----               ------         ----------               ---------

NET INCOME APPLICABLE TO COMMON STOCK          $265,973             $316               $196                $9                $24,632                    $87                 $573           $(25,813)               $265,973